SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) September 11, 2004

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation)( Commission File Number)(I.R.S. Employer Identification No.) 720 Third Avenue, Suite 1611, Seattle, WA 98104 (Address of principal executive office) (Zip Code) Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Section 1 – Registrant's Business and Operations Item 1.01 Entry into a Material Definitive Agreement. N/A

Item 1.02 Termination of a Material Definitive Agreement.

N/A

Item 1.03 Bankruptcy or Receivership.

N/A

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

N/A

Item 2.02 Results of Operations and Financial Condition.

N/A

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

N/A

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

N/A

Item 2.05 Costs Associated with Exit or Disposal Activities.

N/A
Item 2.06 Material Impairments.
N/A
Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

N/A

Item 3.02 Unregistered Sales of Equity Securities.

N/A

Item 3.03 Material Modification to Rights of Security Holders.

N/A

Section 4 – Matters related to Accounts and Financial Information

Item 4.01 Changes in Registrant's Certifying Accountant.

N/A

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

N/A

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

N/A

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As Dr. Robert Kelly a member of our Board of Directors passed away on July 31, 2004, the Board of Directors of the Registrant appointed Mr. Robert Clarke as a board member on September 11, 2004.

Mr. Clarke is the Chairman and founding shareholder of Asia Payment Systems Inc. since 2002. Mr. Clarke relocated from Vancouver to Hong Kong in 2001, to focus on IT and telecommunications development in China. From 1999 to 2002, Mr. Clarke has served as a Director of Waverider Communications Inc. He was formerly associated with Peat Marwick & Mitchell (now KPMG) in Vancouver, Canada.

Mr. Clarke received an MBA degree from Western Ontario University, Canada in 1968. He and his family reside in Hong Kong.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waive of a Provision of the Code of Ethics.

Section 6- [Reserved]
Section 7- Regulation FD
Item 7.01 Regulation FD Disclosure.
N/A
Section 8- Other Events
Item 8.01 Other Events.

N/A

Section 9- Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

N/A
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	September 11, 2004	By: /S/ Dickson Lee

Dickson Lee, CEO